SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.        )
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Sec. 240.14a-12
The Gabelli Global Multimedia Trust Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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One Corporate Center	The Gabelli Global Multimedia Trust Inc.
Rye, NY 10580-1422
Tel. (914) 921-5070
Fax (914) 921-5118
www.gabelli.com
info@gabelli.com
May 24, 2010
Dear Fellow Shareholder:
     The 2010 Annual Meeting of Shareholders of The Gabelli Global Multimedia Trust Inc. (the “Fund”) is on June 8, 2010. We urge you to review the Fund’s proxy statement and to vote the WHITE Proxy Form to re-elect your Board’s nominees — Mario J. Gabelli and Thomas E. Bratter — as directors of the Fund.
     Your vote at this year’s Annual Meeting is particularly important in light of a threat to the Fund from Arthur Lipson, a dissident investor, and Western Investment LLC, a hedge fund advisor that Mr. Lipson controls.
What are the benefits of owning (y)our fund?
Would you trust those that skirt the rules?
Should you trust Mr. Lipson and Western Investment LLC?
How do you protect your investment?
YOUR VOTE IS IMPORTANT
TRUST YOUR FUND!
PLEASE VOTE YOUR WHITE PROXY FORM TODAY!
     Your Board of Directors seeks to enhance value for all shareholders and believes that goal is best served by re-electing Mario J. Gabelli and Thomas E. Bratter — who collectively have more than 30 years of experience and service on your Board — as directors of the Fund.

     We urge you to support the Fund by signing, dating and mailing the WHITE Proxy Form to vote “FOR” the re-election of two experienced Directors of the Fund. Please take a moment now to vote your WHITE Proxy Form in accordance with your Board of Directors’ recommendations.
     Alternatively, you may vote by telephone or Internet by following the instructions on the WHITE Proxy Form.
     Please DO NOT sign or vote any Gold proxy form sent to you by Mr. Lipson, Western or their agents.
     We thank you for your continued support.
Unanimously,
Your Board of Directors
IMPORTANT!
Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed WHITE proxy form.
Please vote each WHITE proxy form you receive since each account must be voted separately. Only your latest dated proxy counts. We urge you NOT to sign any Gold proxy form sent to you by Western.
Even if you have sent a Gold proxy form to Western, you have every right to change your vote. You may revoke that proxy, and vote as recommended by your Board by signing, dating and mailing the enclosed WHITE proxy form in the enclosed postage-paid envelope.
If your shares are held in the name of a brokerage firm or bank, please sign, date and mail the enclosed WHITE voting instruction form in the postage paid envelope to give your broker or bank specific instructions on how to vote your shares. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or via the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

We are available to address any questions on how to vote your shares, please call us at:
(914) 921-5070 or (800) GABELLI (422-3554)

One Corporate Center	The Gabelli Global Multimedia Trust Inc.
Rye, NY 10580-1422
Tel. (914) 921-5070
Fax (914) 921-5118
www.gabelli.com
info@gabelli.com
May 25, 2010
Dear Fellow Shareholder:
WHAT ARE THE BENEFITS OF OWNING (Y)OUR FUND?
I. Performance
•	(Y)our Fund’s portfolio value rose 91% during the one year period ended March 31, 2010.

•	The market price for our Fund’s publicly traded shares (NYSE:GGT) increased 119% during the one year period ended March 31, 2010.

•	Your Board recently enhanced the Fund’s investment team. Christopher J. Marangi joined Mario J. Gabelli and Lawrence J. Haverty as Portfolio Managers.
II. Share Repurchases
•	We have almost 14 million shares outstanding today. We have repurchased approximately 1.5 million shares of the 1.7 million shares we have been authorized to buy back.

•	Your Fund has repurchased over 200,000 shares in 2010 alone.

•	Your Fund may repurchase shares when the shares are trading at a discount of 5% or more from net asset value (“NAV”).
III. Distributions
•	Your Board announced a distribution policy of 10% of NAV.

•	A quarterly cash distribution of $0.20 per share is payable on June 23, 2010 to shareholders of record on June 16, 2010.
IV. Fees and Performance Aligned
•	Your Fund has issued preferred stock to benefit long-term common shareholders. When the Fund earns a total return greater than the dividend rate on the preferred stock, additional value is created for common shareholders.

•	Your Investment Adviser does not accept a management fee on the preferred stock unless the total return of the Fund exceeds the dividend rate of the preferred stock.

TRUST
WOULD YOU TRUST THOSE THAT SKIRT THE RULES?
•	The Fund initiated a lawsuit against Mr. Arthur Lipson and Western Investment LLC because we believe the hedge funds they control have acquired shares of the Fund in violation of certain provisions of federal securities laws.
•	Congress’ anti-pyramiding law provides that any “investment company”, such as a hedge fund, may not own more than 3% of the outstanding shares of a closed-end fund.
•	Mr. Lipson, who controls Western Investment, has acquired control through the “backdoor” of 7% of the outstanding common shares of the Fund, in aggregate.
•	Hedge funds should not be permitted to subvert the intent of Congress by acquiring shares of a closed-end fund using several different funds to avoid rules that are intended to limit the ownership of shares of a closed-end fund in a single hedge fund.
•	The Fund believes the SEC should use its authority to review Mr. Lipson’s investment.
SHOULD YOU TRUST MR. LIPSON AND WESTERN INVESTMENT LLC?
•	Mr. Lipson and Western are in the business of attacking closed-end funds.
•	Unlike most of the shareholders of the Fund who are long-term investors, we believe Mr. Lipson and Western are “flippers” — not long-term investors.
•	Mr. Lipson’s commitment is not to you, but to the hedge funds he controls. His goal is to generate a quick profit by attacking closed-end funds, their boards and managements.
•	Mr. Lipson and Western have divided loyalties. They are involved in at least six other hostile actions against closed-end funds this year alone. In each case, Western has nominated Mr. Lipson for election as a director in order to pursue his agenda against the boards and managements of these funds.
•	The costly proxy contest initiated by Mr. Lipson and Western is not in the best interests of the Fund’s shareholders.

HOW DO YOU PROTECT YOUR INVESTMENT?
•	Sign, date and mail the enclosed WHITE Proxy Form to vote “FOR” the re-election of Mario J. Gabelli and Thomas E. Bratter — who collectively have more than 30 years of experience and service on your Board — as directors of the Fund.
•	DO NOT sign or vote any Gold proxy form sent to you by Mr. Lipson, Western or their agents.
•	TRUST YOUR FUND!

We thank you for your continued support.
Unanimously,
Your Board of Directors
IMPORTANT!
Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed WHITE proxy form.
Please vote each WHITE proxy form you receive since each account must be voted separately. Only your latest dated proxy counts. We urge you NOT to sign any Gold proxy form sent to you by Western.
Even if you have sent a Gold proxy form to Western, you have every right to change your vote. You may revoke that proxy, and vote as recommended by your Board by signing, dating and mailing the enclosed WHITE proxy form in the enclosed postage-paid envelope.
If your shares are held in the name of a brokerage firm or bank, please sign, date and mail the enclosed WHITE voting instruction form in the postage paid envelope to give your broker or bank specific instructions on how to vote your shares. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or via the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.
We are available to address any questions on how to vote your shares, please call us at:
(914) 921-5070 or (800) GABELLI (422-3554)

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR WHITE PROXY FORM TODAY!
SUPPORT YOUR FUND

We are available to address any questions on how to vote your shares, please call us at:
(914) 921-5070 or (800) GABELLI (422-3554)

One Corporate Center Rye, NY 10580-1422 Tel. (914) 921-5070 Fax (914) 921-5118 www.gabelli.com info@gabelli.com	The Gabelli Global Multimedia Trust Inc.
May 26, 2010
PROTECT YOUR DIVIDEND!
Dear Fellow Shareholder:
     This year’s Annual Meeting is particularly important. Arthur Lipson, a dissident investor, and Western Investment LLC, a hedge fund advisor controlled by Mr. Lipson, have been waging a proxy contest against your Fund in an attempt to replace experienced directors, Mario J. Gabelli, Thomas E. Bratter and Anthony J. Colavita, with his own hand-picked nominees.
     We believe Mr. Lipson’s goal is to eliminate the closed-end fund structure of your Fund. Rest assured we are doing everything possible to protect the Fund, but we need your help.
     Your Board of Directors seeks to enhance value for all shareholders and is committed to YOU. The Series B Preferred Shares, which trade on the New York Stock Exchange under the symbol “GGT Pr B”, are rated “Aaa” by Moody’s Investors Service and have an annual dividend rate of $1.50 per share.
     The June quarterly distribution of $0.375 per share is payable June 28, 2010 to preferred shareholders of record on June 21, 2010.
     Protect your dividend and “Aaa” rating by signing, dating and mailing the WHITE Proxy Form promptly to vote “FOR” the re-election of three experienced Directors of your Fund.
     Please DO NOT sign or vote any Gold proxy form sent to you by Mr. Lipson, Western or their agents.
     We thank you for your continued support.
Unanimously,
Your Board of Directors

IMPORTANT!
Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed WHITE proxy form.
Please vote each WHITE proxy form you receive since each account must be voted separately. Only your latest dated proxy counts. We urge you NOT to sign any Gold proxy form sent to you by Western.
Even if you have sent a Gold proxy form to Western, you have every right to change your vote. You may revoke that proxy, and vote as recommended by your Board by signing, dating and mailing the enclosed WHITE proxy form in the enclosed postage-paid envelope.
If your shares are held in the name of a brokerage firm or bank, please sign, date and mail the enclosed WHITE voting instruction form in the postage paid envelope to give your broker or bank specific instructions on how to vote your shares. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or via the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

We are available to address any questions on how to vote your shares, please call us at:
(914) 921-5070 or (800) GABELLI (422-3554)